Exhibit 99.1

Occam Networks Elects Brian Strom, Former

SureWest Communications’ President and CEO, to Board of Directors

Former USTA Chairman Strom Adds Proven Telecommunications Expertise

and In-Depth Industry Experience to Occam Board

SANTA BARBARA, Calif. – May 23, 2006 – Occam Networks® Inc. (OTCBB: OCNW), a supplier of innovative Ethernet- and IP-based loop carrier equipment to telecommunications companies, today announced that Brian Strom has been elected to the company’s board of directors.

“We are honored to have an industry visionary of Brian’s caliber join our board,” said Bob Howard-Anderson, president and CEO for Occam. “As a result of his vision and direction, SureWest became a leader in delivering Triple Play services and has been transformed from a local residential phone company to a broadband communications services company. His telecommunications industry experience and broad operational expertise will be of enormous benefit to Occam as we continue to focus on growth and profitability.”

Brian Strom served as president and CEO of SureWest Communications from 1993-2005. He was elected to serve on the board of the company in 1993 and served on the board until May 2006. Prior to serving as president and CEO, Strom held the position of chief financial officer with Roseville Telephone (now SureWest Communications) from 1989 until his promotion in 1993. He joined Roseville from Arthur Young & Company (now Ernst & Young LLP) where he was a partner.

“Occam Networks is emerging as a leader in the IP-based access network market, with exciting, innovative products and a rapidly growing customer list of Independent Operating Companies (IOCs),” said Brian Strom. “Their understanding of and success with the IOC market positions the company nicely to serve the broader telecommunications service provider market. I am enthusiastic about the very

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competent and professional team at Occam, and I believe the organization has the right people, technology and products to become an important company in the telecommunications industry.”

Strom has been an active participant in the telecommunications industry, serving as chairman of US Telecom from October 2003 to October 2004 and as chairman of the California Communications Association (CalCom) from February 2001 to February 2002. He also served as chair of the Sacramento Area Commerce and Trade Organization (SACTO) in 2003-2004. In 2002, Strom was honored by the Sacramento Metropolitan Chamber of Commerce as Businessman of the Year. In 2001, he was recognized by the Roseville Chamber of Commerce as Businessperson of the Year.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Spencer Parkinson

Connect Public Relations

1-801-373-7888

spencerp@connectpr.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

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